UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2007

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

               Nevada                                          000-18590                                          84-1133368

(State or other jurisdiction                          (Commission                                      (IRS Employer

        of incorporation)                                 File Number)                                  Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2007, the Board of Directors of Good Times Restaurants Inc. (the "Company") approved an amendment to the Restated Bylaws of the Company (the "Bylaws"), effective on August 14, 2007.  Article VIII of the Bylaws was amended to allow for the issuance and transfer of uncertificated shares of the Company's stock.  The amendment was adopted to comply with a requirement of the NASDAQ Stock Market that all listed securities be eligible for a direct registration system operated by a clearing agency registered under the Securities Exchange Act of 1934 by January 1, 2008.  The direct registration system allows investors to have securities registered in their names without the issuance of physical certificates.  Prior to the amendment to the Bylaws, the Bylaws had specified that the shares of the Company's stock were to be represented by certificates.

The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is filed as part of this report:

Exhibit Number	Description
3.1	Restated Bylaws of Good Times Restaurants Inc., amended as of August 14, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.
Date: December 31, 2007	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer